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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT,

We, the undersigned directors of First Avenue Network, Inc., and each of us, do hereby make, constitute and appoint Dean M. Johnson and Sandra T. Watson, and each of them (either of whom may act without the consent or joinder of the other), our attorneys-in-fact and agents with full power of substitution for us and in our name, place and stead, in any and all capacities, to execute for us and in our behalf the Annual Report on Form 10-K of First Avenue Networks, Inc. for the year ended December 31, 2001 and any and all amendments to the foregoing report and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we the undersigned have executed this Power of Attorney this 22 day of February 2002.

/s/ Wharton B. Rivers, Jr.
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Wharton B. Rivers, Jr.

/s/ Richard L. Shorten, Jr.
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Richard L. Shorten, Jr.

/s/ Neil Subin
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Neil Subin

/s/ Matthew Teplitz
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Matthew Teplitz

/s/ R. Ted Weshler
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R. Ted Weschler